Exhibit 10.1.41

January 30, 2008

Steven Helmers, Esq.	Christopher Reitz, Esq.
Black Hills Corporation	Aquila, Inc.
625 Ninth Street	20 West Ninth Street
Rapid City, SD 57709	Kansas City, MO 64105

Re:
Partnership Interests Purchase Agreement and Asset Purchase Agreement (collectively, the "Agreements") by and among Aquila, Inc. ("Aquila"), Black Hills Corporation ("Black Hills"), Great Plains Energy Incorporated ("Great Plains") and Gregory Acquisition Corp. ("Gregory")

Dear Steve and Chris:

Under the terms of the Agreements, as modified by those certain letters dated as of June 29, 2007, August 31, 2007, September 28, 2007, and November 30, 2007, Black Hills, Aquila and Great Plains are to attach schedules setting forth Retained Agreements and Shared Agreements prior to January 31, 2008.  We recognize that this deadline may be implausible and therefore propose extending the date set forth under section 2.2(1) and 8.5(d) of the Agreements to February 29, 2008.

If you are in agreement, please sign below on the attached signature page where indicated and return a copy of this letter to me by fax or e-mail.

Very truly yours, Great Plains Energy Incorporated
By: /s/ Mark G. English Name: Mark G. English Title: General Counsel

ACKNOWLEDGED, CONSENTED TO, AND ACCEPTED BY:

BLACK HILLS CORPORATION

By:  /s/ Steven J. Helmers

Name:
Title:

AQUILA, INC.

By:  /s/ Chris Reitz

Name:   Chris Reitz
Title:     General Counsel & Corp. Secretary

GREGORY ACQUISITION CORP.

By:  /s/ Mark G. English

Name:  Mark G. English
Title:     Secretary and Treasurer